Exhibit 10-E

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As applicable to retirements of Eligible Executives on or after January 1, 19921
Amended and Restated Effective as of January 1, 2013

Section 1. Introduction. On January 1, 1985, the Company established this Plan for the purpose of providing Eligible Executives, hired or rehired prior to January 1, 2004, with a monthly Supplemental Benefit for life in the event of such Eligible Executive's retirement from employment with the Company under certain circumstances. The Plan also provides for the award of Conditional Annuities and Pension Parity Benefits to selected Eligible Executives under certain circumstances.

Section 2. Definitions. As used in the Plan, the following terms shall have the following meanings, respectively:

2.01    "Affiliate" shall mean, as applied with respect to any person or legal entity specified, a person or legal entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or legal entity specified.

2.02    "Annual Incentive Compensation Plan" shall mean the Annual Incentive Compensation Plan of Ford Motor Company, as it may be amended.

2.03    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.04    "Committee" shall mean the Compensation Committee of Ford Motor Company.

2.05    "Company" shall mean Ford Motor Company and such of the subsidiaries of Ford Motor Company as, with the consent of Ford Motor Company, shall have adopted this Plan.

2.06    "Conditional Annuity" or "Conditional Annuities" shall mean the benefit(s) payable under this Plan as determined in accordance with Section 4.

2.07    "Credited Service" shall mean, without duplication, the years and any fractional year of credited service at retirement, not exceeding one year for any calendar year, of the Eligible Executive under all the Retirement Plans.

2.08    "Designated Beneficiary" shall mean the beneficiary or beneficiaries designated by an Eligible Executive or Eligible Retired Executive in a writing filed with the Company (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee may prescribe) to receive, in the event of the death of the Eligible Executive or Eligible Retired Executive, the Death Benefits provided in Section 4.04. An Eligible Executive or Eligible Retired Executive shall be deemed to have designated as beneficiary or beneficiaries under the Plan the person or persons who receive such Eligible Executive's or Eligible Retired Executive's life insurance proceeds under the Company-paid Basic Life Insurance Plan, unless such Eligible Executive or Eligible Retired Executive shall have assigned such life insurance proceeds, in which event the Death Benefits shall be paid to such assignee; provided, however, that if the Eligible Executive or Eligible Retired Executive shall have filed with the Company a written designation of a different beneficiary or beneficiaries under the Plan, such beneficiary form shall control. An Eligible Executive or Eligible Retired Executive may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any testamentary or other disposition; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to receive any payment under the Plan, the same may be paid to the legal representatives of the Eligible Executive or Eligible Retired Executive, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

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1 See Appendix A for provisions applicable to retirements of Eligible Executives on or after January 1, 1985 and prior to January 1, 1992 or retirements of Eligible Executives from certain former Company Affiliates.

2.09    "Disability Retirement" shall mean an Eligible Executive's retirement from the Company on or after reaching at least 10 years of service and becoming Totally and Permanently Disabled.

2.10    "Early Retirement" shall mean an Eligible Executive's retirement from the Company on or after reaching age 55 with at least 10 years of service.

2.11    "Eligible Executive" shall mean a person who was hired or rehired prior to January 1, 2004 and who is the Executive Chairman, Chairman, Vice Chairman, Chief Executive Officer, President, Chief Operating Officer, an Executive Vice President, a Group Vice President or a Vice President of the Company (excluding any such person who is an employee of a foreign Affiliate of the Company) or a Company employee in Leadership Level Four or above, or its equivalent.

2.12    "Eligible Retired Executive" shall mean:

(a) with respect to Supplemental Benefits, an Eligible Executive who

(i) retires directly from Company employment with Company approval on Normal Retirement, Disability Retirement, or Early Retirement;

(ii) will receive a normal, disability or early retirement benefit under one or more Retirement Plans;

(iii) has at least ten years of Credited Service without duplication under all Retirement Plans; and

(iv) has at least five continuous years of Eligibility Service immediately preceding retirement (unless the eligibility condition set forth in this subparagraph (iv) is waived by the Chairman of the Board or the President and Chief Executive Officer).

(b) with respect to Conditional Annuity awards and Pension Parity Benefits, an Eligible Executive (other than an Eligible Executive in Leadership Levels Four through Two, or such Eligible Executive's equivalent) who retires directly from Company employment with Company approval on Normal Retirement, Disability Retirement, or Early Retirement.

2.13    "Eligible Surviving Spouse" shall mean, for purposes of the Pension Parity Surviving Spouse Benefit, a surviving spouse, as defined by the Federal Defense of Marriage Act of 1996, to whom an Eligible Retired Executive has been married at least one year at the date of the Eligible Retired Executive's death.

2.14    "Eligibility Service" shall mean Company service while an Eligible Executive.

2.15    "Final Five Year Average Base Salary" means the average of the final five year-end Monthly Base Salaries immediately preceding retirement of the Eligible Retired Executive.

2.16    "Final Three Year Average Base Salary" means the average of the final three year-end Monthly Base Salaries immediately preceding retirement or death of the Eligible Retired Executive.

2.17    "General Retirement Plan" or "GRP" means the Ford Motor Company General Retirement Plan, as it may be amended.

2.18    "Monthly Base Salary" of an Eligible Executive means the monthly base salary paid to such person while an Eligible Executive on December 31, prior to giving effect to any salary reduction agreement pursuant to an employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (i) to which Code Section 125 or Code Section 402(e)(3) applies or (ii) which provides for the elective deferral of compensation. It does not include supplemental compensation or any other kind of extra or additional compensation.

2.19    "Normal Retirement" shall mean an Eligible Executive's retirement from the Company on or after reaching age 65 with at least 10 years of service.

2.20    "Pension Parity Benefit" shall mean benefits payable under this Plan as determined in accordance with Section 5.

2.21    "Pension Parity Surviving Spouse Benefit" shall mean benefits payable under this Plan to an Eligible Surviving Spouse as determined in accordance with Section 5.03.

2.22    "Plan" means the Supplemental Executive Retirement Plan of Ford Motor Company, as amended.

2.23    "Plan Administrator" shall mean such person or persons to whom the Committee shall delegate authority to administer the Plan.

2.24    "Retirement Plans" shall mean the Ford Motor Company General Retirement Plan or any other retirement pension plan to which the Company contributes.

2.25    "Separation From Service" shall be determined to have occurred on the date on which an Eligible Executive incurs a “separation from service” within the meaning of Code Section 409A.

2.26    "SERP Benefit" shall mean any Conditional Annuities, Pension Parity Benefits and/or Supplemental Benefits payable under this Plan.

2.27    "Specified Employee" shall mean an employee of the Company who is a "Key Employee" as defined in Code Section 416(i)(1)(A)(i), (ii) or (iii), applied in accordance with the regulations thereunder and disregarding Subsection 416(i)(5). A Specified Employee shall be identified as of December 31st of each calendar year and such identification shall apply to any Specified Employee who shall incur a Separation From Service in the 12-month period commencing April 1st of the immediately succeeding calendar year. An employee who is determined to be a Specified Employee shall remain a Specified Employee throughout such 12-month period regardless of whether the employee meets the definition of "Specified Employee" on the date the employee incurs a Separation From Service. This provision is effective for Specified Employees who incur a Separation From Service on or after January 1, 2005. For purposes of determining Specified Employees, the definition of compensation under Treasury Regulation Section 1.415(c)-2(d)(3) shall be used, applied without the use of any of the special timing rules provided in Treasury Regulation Section 1.415(c)-2(e) or the special rule in Treasury Regulation Section 1.415(c)-2(g)(5)(i), but applied with the use of the special rule in Treasury Regulation Section 1.415(c)-2(g)(5)(ii).

2.28    "Subsidiary" shall mean, as applied with respect to any person or legal entity specified, (i) a person or legal entity a majority of the voting stock of which is owned or controlled, directly or indirectly, by the person or legal entity specified or (ii) any other type of business organization in which the person or legal entity specified owns or controls, directly or indirectly, a majority interest.

2.29    "Supplemental Benefit" shall mean benefits payable under this Plan as determined in accordance with Section 3.

2.30    "Totally and Permanently Disabled" shall mean an Eligible Executive who:

(a)is not engaged in regular employment or occupation for remuneration or profit (including employment with the Company and/or its Subsidiaries, but excluding employment or occupation which the Plan Administrator determines to be for purposes of rehabilitation);

(b)is determined by the Plan Administrator, on the basis of medical evidence, to be totally disabled by bodily injury or disease so as to be prevented thereby from engaging in any regular occupation with the Company, where such disability has been continuous for at least 5 months, and where the Plan Administrator determines such disability will be permanent and continuous during the remainder of such Eligible Employee's life; and

(c)has earned at least 10 years of Credited Service.

Section 3. Supplemental Benefits.

3.01 Eligibility. An Eligible Retired Executive shall be eligible to receive a Supplemental Benefit as provided herein.

3.02 Amount of Supplemental Benefit.

(a) Subject to any reductions pursuant to Subsection (b) below and to any limitations and reductions pursuant to other provisions of the Plan, the monthly Supplemental Benefit shall be an amount equal to the Eligible Executive's Final Five Year Average Base Salary multiplied by the Eligible Executive's years of Credited Service at retirement, and further multiplied by the Applicable Percentage based on the Eligible Executive's position or salary grade immediately preceding retirement, as follows:

For retirements on or after January 1, 1992 but prior to August 1, 1995

Status at Retirement          Applicable Percentage
Chairman, Vice Chairman, President     .90%
Executive Vice President         .80%
Vice President                  .70%
Non-Vice Presidents
- Salary Grade 21, 20, 19          .60%
- Salary Grade 18, 17, 16          .40%
- Salary Grade 15, 14, 13          .20%

For retirements on or after August 1, 1995 but prior to February 1, 2000

Status at Retirement        Applicable Percentage
Vice President Band
- Chairman, Vice Chairman, President          .90%
- Executive Vice President               .80%
- Group Vice President                  .75%
- Vice President                 .70%
Non-Vice President
- General Executive Band          .60%
- Executive Band                   .40%
- Salary Grade 15, 14, 13              .20%

For retirements on or after February 1, 2000

Status at Retirement            Applicable Percentage
Leadership Level One
- Executive Chairman, Chairman,
Vice Chairman, Chief Executive Officer,
President, Chief Operating Officer             .90%
- Executive Vice President                  .80%
- Group Vice President                      .75%
- Vice President                      .70%
Leadership Level Two1
- Standard Benefit                       .40%
- Non-standard Benefit2                  .60%
Leadership Level Three                      .20%
Leadership Level Four                       .20%
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1 General Executive Band Eligible Executives who, on or after January 1, 2000 were reclassified as Leadership Level Two Employees, shall retain entitlement to the .60% Applicable Percentage regardless of the reclassification.
2 For an Eligible Retired Executive who shall retire before age 62 the monthly Supplemental Benefit payable hereunder shall equal the amount calculated in accordance with the immediately preceding Subsection (a) reduced by 5/18 of 1% multiplied by the number of months from the later of the date the Supplemental Benefit commences or age 55 in the case of earlier receipt as a result of a Disability Retirement to the first day of the month after the Eligible Retired Executive would attain age 62.

(c) In addition to any other Supplemental Benefits provided under this Plan, the Company may, in its sole discretion, provide special Supplemental Benefits to certain Eligible Executives. Special Supplemental Benefits provided to Eligible Executives whose compensation is subject to the executive compensation disclosure rules under the Securities Exchange Act of 1934 shall be set forth in Appendix B. Special Supplemental Benefits provided to Eligible Executives who are not subject to such disclosure rules shall be set forth in a separate confidential schedule to the Plan that is administered by the HR Director-Executive Personnel Office. Any special Supplemental Benefits provided pursuant to this Section shall be paid in accordance with the terms and conditions of this Plan, including without limitation Section 3.03.

3.03    Payments.

(a)    Subject to the earning-out conditions set forth in Section 6, Supplemental Benefits, in the amount determined under Section 3.02, shall be payable out of the Company's general funds monthly beginning:
(i)    for distributions that commenced prior to January 1, 2005, on the first day of the month when the Eligible Retired Executive's retirement benefit under any Retirement Plan or under the Company's Executive Separation Allowance Plan begins;

(ii)    for distributions commencing on or after January 1, 2005, on or as soon as reasonably practicable after the first day of the month following the date on which the Eligible Retired Executive has a Separation From Service or is determined to be Totally and Permanently Disabled.

(b)    Notwithstanding any other provisions of the Plan to the contrary, if a Specified Employee incurs a Separation From Service, other than as a result of such Specified Employee's death, payment of any Supplemental Benefit to such Specified Employee shall commence on or as soon as reasonably practicable after the first day of the seventh month following the Separation From Service. Any Supplemental Benefit payments to which a Specified Employee otherwise would have been entitled during the first six months following such Specified Employee's Separation From Service shall be accumulated and paid in a lump sum payment on or as soon as reasonably practicable after the first day of the seventh month following such Separation From Service. The payment delayed under this Section shall not bear interest.

(i)Payments to an Eligible Retired Executive hereunder shall cease at the end of the month in which the Eligible Retired Executive dies.

Section 4. Conditional Annuities.

4.01 Eligibility. The Committee may, in its discretion, award to an Eligible Executive (other than an Eligible Executive in Leadership Levels Four through Two or its equivalent) additional retirement income in the form of a Conditional Annuity.

4.02 Amount of Conditional Annuity.

(a) In determining the amount of any Conditional Annuity to be awarded to an Eligible Executive for any year, the Committee shall consider the Company's profit performance and the amount that is awarded to such Eligible Executive for such year under the Annual Incentive Compensation Plan. Awards shall be made only for years in which the Committee has decided, for reasons other than individual or corporate performance or termination of employment, to make an award to an Eligible Executive under the Annual Incentive Compensation Plan which is less than would have been awarded if the historical relationship to awards to other executives had been followed.

(b) The aggregate annual amount payable under the Conditional Annuities awarded to any Eligible Executive shall not exceed an amount equal to the Applicable Percentage of the average of such Eligible Executive's Final Three Year Average Base Salary, determined in accordance with the following table:

Applicable Percentage
Number of Years for    Chairman,    All Other
which a Conditional    Vice Chairman    Eligible
Annuity is awarded     and President    Executives

1                 30%     20%
2                 35     25
3                40     30
4                45     35
5 or more             50      40

The percentage shall be reduced pro rata to the extent that service at retirement is less than 30 years.

4.03 Payments.

(a)    Subject to the earning-out conditions set forth in Section 6, Conditional Annuities, in the amount determined under Section 4.02, shall be payable to an Eligible Executive out of the Company's general funds monthly beginning:

(i)    for distributions that commenced prior to January 1, 2005, on the first day of the month when the Eligible Retired Executive's retirement benefit under any Retirement Plan or under the Company's Executive Separation Allowance Plan begins; or

(ii)    for distributions commencing on or after January 1, 2005, on or as soon as reasonably practicable after the first day of the month following the date on which the Eligible Retired Executive has a Separation From Service or is determined to be Totally and Permanently Disabled.

(b)    Notwithstanding any other provisions of the Plan to the contrary, if a Specified Employee incurs a Separation From Service, other than as a result of such Specified Employee's death, payment of any Conditional Annuities to such Specified Employee shall commence on or as soon as reasonably practicable after the first day of the seventh month following the Separation From Service. Any Conditional Annuity payments to which a Specified Employee otherwise would have been entitled during the first 6 months following such Specified Employee's Separation From Service shall be accumulated and paid in a lump sum payment on or as soon as reasonably practicable after the first day of the seventh month following such Separation From Service. The payment delayed under this Section shall not bear interest.

(c)    Except as provided in Section 4.04, payments with respect to an Eligible Retired Executive hereunder shall cease at the end of the month in which such Eligible Retired Executive dies.

(d)    For an Eligible Executive who retires before age 65, the monthly payment under any Conditional Annuity awarded to such Eligible Executive shall equal the actuarial equivalent (based on factors determined by the Company's independent consulting actuary) of the monthly amount payable for retirement at age 65.

4.04 Death Benefits.

(a)    Upon death before retirement but at or after age 55, the Eligible Executive's Designated Beneficiary shall be paid a lump sum equal to 30 times (representing 30 months) the aggregate monthly amount payable under such Eligible Executive's Conditional Annuities if the Eligible Executive had been age 55 at death, increased by one-third of one month for each full month by which such Eligible Executive's age at death shall exceed age 55. Such lump sum payment shall be paid as soon as reasonably practicable following the date of the Eligible Executive's death.

(b)    If death occurs within 120 months following retirement, the monthly payments under the Conditional Annuity shall be continued to the Designated Beneficiary for the remaining balance of the 120 month period following retirement. Notwithstanding the preceding sentence, if the Designated Beneficiary should die prior to receiving all of the remaining monthly payments, any remaining monthly payments under the Conditional Annuity shall cease.

Section 5. Pension Parity Benefits.

5.01 Eligibility. For retirements on or after October 1, 1998, an Eligible Retired Executive at Ford Motor Company (U.S.) or Ford Motor Credit Company (U.S.) who held the position of a Vice President or above at Ford Motor Company (U.S.) immediately prior to retirement and who had service with a subsidiary, including an international subsidiary, at any time prior to becoming an employee of Ford Motor Company (U.S.) or Ford Motor Credit Company (U.S.) shall be eligible to receive a Pension Parity Benefit as provided below.

5.02 Amount of Pension Parity Benefit.

(a)    The monthly Pension Parity Benefit shall be an amount equal to the difference between (i) and (ii), where (i) is the amount of the monthly retirement benefit which would be payable under the GRP, the Supplemental Benefit and/or Conditional Annuity under this Plan, the Executive Separation Allowance Plan ("ESAP"), the Benefit Equalization Plan ("BEP"), and the Select Retirement Plan ("SRP") if all of the Eligible Retired Executive's years of service under the GRP/ESAP/BEP/SRP and each of the subsidiary's retirement plans were counted as years of contributory service under the GRP/ESAP/BEP/SRP and (ii) is the amount of monthly retirement benefit that is or was payable under the GRP/ESAP/BEP/SRP, under the subsidiary's retirement plans, under this Plan as a Supplemental Benefit or a Conditional Annuity, if applicable, or under any other plan sponsored by a subsidiary which provided pension-type benefits (and, if such benefits were paid (a) in an involuntary lump sum payment as a termination benefit, this Plan shall convert the lump sum payment into an actuarial equivalent annuity (as determined by an independent actuary appointed by Ford Motor Company) payable at age 65 to the Eligible Retired Executive, (b) in a voluntary distribution of a lump sum benefit, the amount of monthly retirement benefit payable under (ii) above shall be the monthly annuity payment the Eligible Retired Executive would have received had the lump sum distribution not occurred, or (c) as was otherwise required pursuant to a qualified domestic relations order for purposes of determining the appropriate offset).

(b)    For purposes of determining the amount of an Eligible Retired Executive's Pension Parity Benefit, the Eligible Retired Executive shall be treated as if such Eligible Retired Executive elected to receive a GRP benefit in the form of the qualified joint and survivor annuity benefit under the GRP if married, or the single life annuity form of benefit under the GRP if unmarried (including, a divorced or widowed Eligible Retired Executive). The amount of any Pension Parity Benefit payable to an Eligible Retired Executive whose benefit under the ESAP is not offset or reduced by the amount of any GRP benefit payable to such Eligible Retired Executive prior to age 65 shall be increased upon the Eligible Retired Executive's attainment of age 65 to reflect an unreduced normal retirement benefit under the GRP.

5.03 Pension Parity Surviving Spouse Benefits.

(a)    An Eligible Surviving Spouse shall be entitled to receive a monthly Pension Parity Surviving Spouse Benefit upon the death of the Eligible Retired Executive in an amount equal to the difference between (i) and (ii), where (i) is the actuarial equivalent (as determined by an independent actuary appointed by Ford Motor Company) of the amount of the monthly survivor's benefit that would be payable under the GRP, the ESAP, the BEP, and the SRP if all of the Eligible Retired Executive's years of service under the GRP/ESAP/BEP/SRP and each of the subsidiary's retirement plans were counted as years of contributory service under the GRP/ESAP/BEP/SRP and (ii) is the actuarial equivalent (under the actuarial method described in (i) above) of the aggregate amount of the monthly survivor's benefits that are or were payable under (a) the GRP/ESAP/BEP/SRP, (b) Section 4.04 as a death benefit if the Designated Beneficiary were the Eligible Surviving Spouse, (c) the subsidiary's retirement plans, or (d) any other plan sponsored by a subsidiary which provided pension-type survivor benefits (and, if such benefits were paid in a voluntary distribution of a lump sum benefit, the amount of monthly survivor's benefit payable under (ii) above shall be the monthly survivor benefit payment the Eligible Surviving Spouse would have received had the lump sum distribution not occurred). For purposes of determining the amount of any Pension Parity Surviving Spouse Benefit, the Eligible Retired Executive shall be treated as if such Eligible Retired Executive elected to receive a GRP benefit in the form of the qualified joint and survivor annuity benefit under the GRP.

(b)    If an Eligible Retired Executive dies prior to reaching age 65, such monthly Pension Parity Surviving Spouse Benefit shall commence on or as soon as reasonably practicable after the first day of the month following the month in which the Eligible Retired Executive would have reached age 65. If an Eligible Retired Executive dies after reaching age 65, such monthly Pension Parity Surviving Spouse Benefit shall commence as soon as reasonably practicable following the date of the Eligible Retired Executive's death. Monthly Pension Parity Surviving Spouse Benefits payable pursuant to this Section 5.03 shall continue until the Eligible Surviving Spouse dies.

5.04 Payment.

(a)    Subject to the earning-out conditions set forth in Section 6, the Pension Parity Benefit, in the amount determined under Section 5.02, shall be payable to an Eligible Retired Executive out of the Company's general funds monthly beginning:

(i)    for distributions that commenced prior to January 1, 2005, on the first day of the month when the Eligible Retired Executive's retirement benefit under any Retirement Plan commences; or

(ii)    for distributions commencing on or after January 1, 2005, on or as soon as reasonably practicable after the first day of the month following the date on which the Eligible Retired Executive has a Separation From Service or is determined to be Totally and Permanently Disabled.

(b)    Notwithstanding any other provisions of the Plan to the contrary, if a Specified Employee incurs a Separation From Service, other than as a result of such Specified Employee's death, payment of any Pension Parity benefit to such Specified Employee shall commence on or as soon as reasonably practicable after the first day of the seventh month following Separation from Service. Any Pension Parity Benefit payments to which a Specified Employee otherwise would have been entitled during the first 6 months following such Specified Employee's Separation From Service shall be accumulated and paid in a lump sum payment on or as soon as reasonably practicable after the first day of the seventh month following such Separation From Service. The payment delayed under this Section shall not bear interest.

(c)     Payments to an Eligible Retired Executive hereunder shall cease at the end of the month in which the Eligible Retired Executive dies. The Pension Parity Surviving Spouse Benefit, in the amount determined under Section 5.03, shall be payable out of the Company's general funds monthly beginning on the first day of the month following the Eligible Retired executive's death. Pension Parity Surviving Spouse Benefits paid to an Eligible Surviving Spouse shall cease at the end of the month in which the Eligible Surviving Spouse dies.

5.05 Administration and Interpretation. The Group Vice President - Human Resources and Corporate Services and the Executive Vice President and Chief Financial Officer (or, in the event of a change in title, such officer's functional equivalent) shall have the full power and authority to develop uniform administrative rules and procedures to administer the Pension Parity Benefit and the Pension Parity Surviving Spouse Benefit, and specifically shall have the authority to develop rules to cover specific situations that may require that the Pension Parity Benefit or the Pension Parity Surviving Spouse Benefit to be adjusted to reflect retirement payments from other sources in respect of prior subsidiary service of the Eligible Retired Executive. In the event of a change in the designated officer's title, the officer or officers with functional responsibility for Retirement Plans shall have the power and authority to administer and interpret this Plan.

Section 6. Earning Out Conditions. Anything herein contained to the contrary notwithstanding, the right of any Eligible Retired Executive to receive Supplemental Benefit, Conditional Annuity or Pension Parity payments hereunder for any month shall accrue only if, during the entire period from the date of retirement to the end of such month, the Eligible Retired Executive shall have earned out such payment by refraining from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any Subsidiary or Affiliate thereof.

In the event of an Eligible Retired Executive's nonfulfillment of the condition set forth in the immediately preceding paragraph, no further payment shall be made to the Eligible Retired Executive or the Designated Beneficiary; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of employment) be waived in the following manner:

(a) with respect to any such Eligible Retired Executive who at any time shall have been a member of the Board of Directors, an Executive Vice President, a Group Vice President, a Vice President, the Treasurer, the Controller or the Secretary of the Company, such waiver may be granted by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any Subsidiary or Affiliate thereof by reason of the nonfulfillment of such condition; and

(b) with respect to any other such Eligible Retired Executive, such waiver may be granted by the Annual Incentive Compensation Committee of Ford Motor Company (or any committee appointed for the purpose) upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.

Anything herein contained to the contrary notwithstanding, Supplemental Benefit, Conditional Annuity and Pension Parity payments shall not be paid to or with respect to any person as to whom it has been determined that such person at any time (whether before or subsequent to termination of employment) acted in a manner inimical to the best interests of the Company. Any such determination shall be made by (i) the Committee with respect to any Eligible Retired Executive who at any time shall have been a member of the Board of Directors, an Executive Vice President, a Group Vice President, a Vice President, the Treasurer, the Controller or the Secretary of the Company, and (ii) the Annual Incentive Compensation Committee of Ford Motor Company (or any committee appointed for the purpose) with respect to any other Eligible Retired Executive, and shall apply to any amounts payable after the date of the applicable committee's action hereunder, regardless of whether the Eligible Retired Executive has commenced receiving any benefits hereunder. Conduct which constitutes engaging in an activity that is directly or indirectly in competition with any activity of the Company or any Subsidiary or Affiliate thereof shall be governed by the two immediately preceding paragraphs of this Section and shall not be subject to any determination under this paragraph.

Section 7. General Provisions.

7.01 Administration and Interpretation. An otherwise Eligible Executive's Early Retirement under the Plan is subject to approval by the Executive Personnel Committee. Except as otherwise provided in the preceding sentence and except as the committees specified in Sections 4 and 6 are authorized to administer the Plan in certain respects, the Group Vice President - Human Resources and Corporate Services and the Executive Vice President and Chief Financial Officer (or, in the event of a change in title, such officer's functional equivalent) shall have full power and authority on behalf of the Company to administer and interpret the Plan. In the event of a change in a designated officer's title, the officer or officers with functional responsibility for Retirement Plans shall have the power and authority to administer and interpret the Plan. All decisions with respect to the administration and interpretation of the Plan shall be final and shall be binding upon all persons. In the event that an Article, Section or paragraph of the Code, Treasury Regulations, or Retirement Plans is renumbered, such renumbered Article, Section or paragraph shall apply to applicable references herein.

7.02 Deductions. The Company may deduct from any payment of Supplemental Benefits, Conditional Annuity benefits, or Pension Parity Benefits to an Eligible Retired Executive, or from any payment of Pension Parity Surviving Spouse Benefits to an Eligible Surviving Spouse, any and all amounts owed to it by such Eligible Retired Executive or Eligible Surviving Spouse for any reason, and all taxes required by law or government regulation to be deducted or withheld.

7.03 No Contract of Employment. The Plan is an expression of the Company's present policy with respect to Company executives who meet the eligibility requirements set forth herein; it is not a part of any contract of employment. No Eligible Executive, Designated Beneficiary, Eligible Surviving Spouse or any other person shall have any legal or other right to any Supplemental Benefit, Conditional Annuity, Pension Parity Benefit or Pension Parity Surviving Spouse Benefit.

    7.04 Governing Law. Except as otherwise provided under federal law, the Plan and all rights thereunder shall be governed, construed and administered in accordance with the laws of the State of Michigan.

7.05 Amendment or Termination. The Company reserves the right to modify or amend, in whole or in part, or to terminate this Plan, at any time without notice; provided, however, that no distribution of SERP Benefits shall occur upon termination of this Plan unless applicable requirements of Code Section 409A have been met.

7.06 Local Payment Authorities. The Vice President and Treasurer and the Assistant Treasurer (or, in the event of a change in title, such officer's functional equivalent) may act individually to delegate authority to administrative personnel to make benefit payments to Eligible Retired Executives in accordance with plan provisions.

7.07 Code Section 409A.

(a)    The provisions of Code Section 409A are incorporated into the Plan by reference to the extent necessary for any benefit provided under the Plan that is subject to Code Section 409A to comply with such requirements and, except as otherwise expressly determined by the Committee, the Plan shall be administered in accordance with Code Section 409A as if the requirements of Code Section 409A were set forth herein. The Company reserves the right to take such action, on a uniform and consistent basis, as the Company deems necessary or desirable to ensure compliance with Code Section 409A, and applicable additional regulatory guidance thereunder, or to achieve the goals of the Plan without having adverse tax consequences under this Plan for any employee or beneficiary. Unless determined otherwise by the Committee, any such action shall be taken in a manner that will enable any benefit provided under the Plan that is intended to be exempt from Code Section 409A to continue to be so exempt, or to enable any benefit provided under the Plan that is intended to comply with Code Section 409A to continue to so comply.

(b)    In no event shall any transfer of liabilities to or from this Plan result in an impermissible acceleration or deferral of any SERP Benefits under Code Section 409A. In the event such a transfer would cause an impermissible acceleration or deferral under Code Section 409A, such transfer shall not occur.

(c)    In no event will application of any eligibility requirements under this Plan cause an impermissible acceleration or deferral between Plan benefits under Code Section 409A.

(d)    In the event an Eligible Executive or Eligible Retired Executive is reemployed following a Separation From Service, distribution of any SERP Benefit shall not cease upon such Eligible Executive's or Eligible Retired Executive's reemployment.

(e)    After receipt of Plan benefits, the obligations of the Company with respect to such benefits shall be satisfied and no Eligible Executive, Eligible Surviving Spouse, or Designated Beneficiary shall have any further claims against the Plan or the Company with respect to Plan benefits.

Section 8. Claim for Benefits

8.01 Denial of a Claim. A claim for benefits under the Plan shall be submitted in writing to the plan administrator. If a claim for benefits or participation is denied in whole or in part by the plan administrator, the Eligible Retired Executive will receive written notification within a reasonable period from the date the claim for benefits or participation is received. Such notice shall be deemed given upon mailing, full postage prepaid in the United States mail or on date sent electronically to the Eligible Retired Executive. If the plan administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Eligible Retired Executive as soon as practical.
8.02 Review of Denial of Claim. In the event that the plan administrator denies a claim for benefits or participation, an Eligible Retired Executive may request a review by filing a written appeal to the Group Vice President - Human Resources and Corporate Service and the Executive Vice President and Chief Financial Officer (or, in the event of a change in title, such officer's functional equivalent), or such officer's designee(s), within sixty (60) days of receipt of the written notification of denial. The appeal will be considered and a decision shall be rendered as soon as practical. In the event an extension of time is needed to consider the appeal and render the decision, written notice shall be provided to the Eligible Retired Executive notifying them of such time extension.

8.03 Decision on Appeal. The decision on review of the appeal shall be in writing. Such notice shall be deemed given upon mailing, full postage prepaid in the United States mail or on the date sent electronically to the Eligible Retired Executive. Decisions rendered on the appeal are final and conclusive and are only subject to the arbitrary and capricious standard of judicial review.

8.04 Limitations Period. No legal action for benefits under the Plan may be brought against the Plan until after the claims and appeal procedures have been exhausted. Legal actions under the Plan for benefits must be brought no later than two (2) years after the claim arises. No other action may be brought against the Plan more than six (6) months after the claim arises.

Appendix A

Applicable to retirements of Eligible Executives on or after January 1, 1985 but prior to January 1, 1992, or retirements of Eligible Executives from certain former Company Affiliates.

Section 1. Definitions. The terms used in this Appendix shall have the same meaning as those in the Supplemental Executive Retirement Plan, except as follows:

1.01    "Contributory Service" shall mean without duplication the years and any fractional year of contributory service at retirement, not exceeding one year for any calendar year, of the Eligible Executive under all Retirement Plans.

1.02    "Eligible Executive" shall mean a person who is the Chairman of the Board and Chief Executive Officer, an Executive Vice President or a Vice President of the Company (excluding any such person who is an employee of a foreign Affiliate of the Company) or a Company employee in Salary Grade 13 or its equivalent or above (Salary Grade 20 or its equivalent or above for Company employees prior to January 1, 1989).

Section 2. Supplemental Benefits.

2.01 Eligibility. An Eligible Retired Executive shall be eligible to receive a Supplemental Benefit as provided herein.

2.02     Amount of Supplemental Benefit.

(a) Subject to any reductions pursuant to Subsection (b) below and to any limitations and reductions pursuant to other provisions of the Plan, the monthly Supplemental Benefit shall be an amount determined as follows:

(i) For those employees who were Eligible Executives on or after January 1, 1989 and retired prior to January 1, 1992, an amount equal to the Eligible Executive's Final Five Year Average Base Salary multiplied by the Eligible Executive's years of Contributory Service at retirement, and further multiplied by the Applicable Percentage based on the Eligible Executive's position or salary grade immediately preceding retirement and on when the Contributory Service occurred, as follows:

Status at Retirement     Applicable Percentage
Contributory    Contributory
Service     Service
before 1/1/89    from 1/1/89
Chairman, Vice Chairman,
President            .60%     .90%
Executive Vice President    .50%     .80%
Vice Presidents
Salary Grade 23        .40%         .70%
Salary Grade 22        .40%          .70%
Salary Grade 21        .40%     .70%
Salary Grade 20        .40%     .70%
Non-Vice Presidents
Salary Grade 21        .30%     .60%
Salary Grade 20        .30%          .60%
Salary Grade 19        .30%     .60%
Salary Grade 18, 17, 16    .20%     .40%
Salary Grade 15, 14, 13    .10%     .20%

(ii) For those employees who were Eligible Executives prior to January 1, 1989 and who retired prior to January 1, 1992, the greater of (A) or (B):

(A) the Eligible Executive's Final Five Year Average Base Salary multiplied by the Eligible Executive's Credited Service, and further multiplied by the Applicable Percentage based on the Eligible Executive's position or salary grade immediately preceding retirement, as follows:

Status at Retirement    Applicable Percentage
Chairman, Vice Chairman,
President              .50%
Executive Vice President     .40%
Vice President
    Salary Grade 23     .35%
    Salary Grade 22     .30%
    Salary Grade 21     .25%
    Salary Grade 20     .20%
Non-Vice Presidents
    Salary Grade 21     .25%
    Salary Grade 20     .20%

(B) the Eligible Executive's Final Five Year Average Base Salary multiplied by the Eligible Executive's Contributory Service, and further multiplied by the Applicable Percentage set forth in Section (a)(i) above based on the Eligible Executive's position or salary grade immediately preceding retirement and on when the Contributory Service occurred.

(b) For an Eligible Retired Executive who shall retire before age 62 the monthly Supplemental Benefit payable hereunder shall equal the amount calculated in accordance with the immediately preceding Subsection (a) reduced by 5/18 of 1% multiplied by the number of months from the later of the date the Supplemental Benefit commences or age 55 in the case of earlier receipt as a result of Disability Retirement to the first day of the month after the Eligible Retired Executive would attain age 62.

Section 3. Former Affiliates and Former Employees.

3.01 Ford Aerospace Corporation. An employee of Ford Aerospace Corporation who was a Vice President of Ford Motor Company as of April 1, 1985 and retired May 1, 1985 shall be deemed to be an Eligible Executive under the Plan only for Supplemental Benefits and shall be eligible to receive such benefits under the Plan based on Credited Service under the Salaried Retirement Plan of Ford Aerospace Corporation.

3.02 Ford New Holland, Inc. The following shall be applicable to former employees of Ford Tractor Operations who were transferred to Ford New Holland (FNH) and who participated in the General Retirement Plan for service through December 31, 1989 ("FNH Employees").

(a) Retirement-Eligible FNH Employees as of January 1, 1989.

A FNH Employee who was eligible to retire under the General Retirement Plan on or prior to January 1, 1989, and who was in a position equivalent to a Salary Grade 13 or above on December 31, 1989, and who retires directly from FNH shall be deemed to be an Eligible Executive under the Plan only for Supplemental Benefits and shall receive such benefits as are applicable under the terms of the Plan in effect at the date of retirement, if retired prior to January 1, 1992, or the terms of the Plan in effect on January 1, 1992, if retired on or after January 1, 1992; provided, however, that for purposes of calculating the Supplemental Benefit, the Plan shall use (i) the employee's position or salary grade at FNH as of December 31, 1989; (ii) the Final Five Year Average Base Salary immediately preceding retirement of the Eligible Executive from FNH; and (iii) the employee's Credited Service or Contributory Service, as applicable, as of December 31, 1989.

(b) Non-Retirement Eligible Employees as of January 1, 1989.

A FNH Employee who was not eligible to retire under the General Retirement Plan on or prior to January 1, 1989, and who was in a position equivalent to a Salary Grade 13 or above on December 31, 1989, and who retires directly from FNH shall be deemed to be an Eligible Executive under the Plan only for Supplemental Benefits and shall receive such benefits as are applicable under the terms of the Plan in effect as of January 1, 1989; provided, however, that for purposes of calculating the Supplemental Benefit, the Plan shall use (i) the employee's position or salary grade at FNH as of December 31, 1989; (ii) the Final Five Year Average Base Salary as of January 1, 1989; and (iii) the employee's Contributory Service as of December 31, 1989.

3.03 Sale of Favesa Operations to Lear Seating Corporation. An Eligible Executive whose employment was transferred to Lear Seating Corporation by reason of the sale of a portion of Plastic and Trim Product Division's seat operations to Lear on November 1, 1993 and who was eligible to retire under the terms of the General Retirement Plan as of December 31, 1993, shall retain eligibility to receive a Supplemental Benefit, and shall receive such benefits as are applicable under the terms of the Plan in effect as of December 31, 1993; provided, however that for purposes of calculating the Supplemental Benefit, the Plan shall use (i) the employee's position or salary grade with the Company as of December 31, 1993; (ii) the Final Five Year Average Base Salary as of December 31, 1993; and (iii) the employee's Credited Service as of December 31, 1993.

    3.04 Transition of Jaguar/Landrover Employee to Tata Motors. An Eligible Executive whose employment was transferred to Tata Motors by reason of the sale of the assets of Jaguar/Landrover divisions to Tata Motors on January 1, 2009 and who was eligible to retire under the terms of the General Retirement Plan as of December 31, 2008, shall retain eligibility to receive a Supplemental Benefit, and shall receive such benefits as are applicable under the terms of the Plan in effect as of December 31, 2008; provided, however that for purposes of calculating the Supplemental Benefit, the Plan shall use (i) the employee's position or salary grade with the Company as of December 31, 2008; (ii) the Final Five Year Average Base Salary as of December 31, 2008; and (iii) the employee's Credited Service as of December 31, 2008.

3.05 Visteon Corporation. The following shall be applicable to employees of Ford who were transferred to Visteon Corporation on April 1, 2000 ("U.S. Visteon Employees") and who ceased active participation in the Plan as of June 30, 2000 after Visteon Corporation was spun-off from Ford, June 28, 2000.

(a)    Group I and Group II Employees.

For purposes of this paragraph, a "Group I Employee" shall mean a U.S. Visteon Employee who as of July 1, 2000 was eligible for immediate normal or regular early retirement under the provisions of the GRP as in effect on July 1, 2000. A "Group II Employee" shall mean a U.S. Visteon Employee who (i) was not a Group I Employee; (ii) had as of July 1, 2000 a combination of age and continuous service that equals or exceeds sixty (60) points (partial months disregarded); and (iii) could become eligible for normal or regular early retirement under the provisions of the GRP as in effect on July 1, 2000 within the period after July 1, 2000 equal to the employee's Ford service as of July 1, 2000. A Group I or Group II Employee shall retain eligibility to receive a Supplemental Benefit and shall receive such benefits as are applicable under the terms of the Plan in effect on the retirement date, based on meeting eligibility criteria as of July 1, 2000 and Credited Service on July 1, 2000 and the Final Five Year Average Base Salary as of the retirement date.

(b)	Group III Employees.

For purposes of this paragraph, a "Group III Employee" shall mean a U.S. Visteon Employee who participated in the GRP prior to July 1, 2000 other than a Group I or Group II Employee. The Plan shall have no liability for any benefits payable to Group III Employees who were otherwise eligible hereunder with respect to Credited Service prior to July 1, 2000 on or after July 1, 2000.

Section 4. General. Except as otherwise provided in this Appendix A, the terms of the Plan applicable to retirements of Eligible Executives on or after January 1, 1992 shall be applicable to the retirements of Eligible Executives on or after January 1, 1985 but prior to January 1, 1992.

Appendix B
Special Supplemental Benefits

Named Executive Officers

Section 1. Special Supplemental Benefits Based on Notional Service and Salary. Special Supplemental Benefits will be provided to each Eligible Executive listed in Subsection 1.03 below for the period of time during which such Eligible Executive did not receive a cash base salary from the Company by determining the Supplemental Benefits that otherwise would have been provided to such Eligible Executive for such period using notional service and salary as follows; provided that, in no event shall an Eligible Executive receive both Supplemental Benefits and special Supplemental Benefits for the same period of service:

1.01 Credited Service. Credited Service, if any, for each such Eligible Executive for any period of time during which the Eligible Executive did not receive a cash base salary shall be determined by the Committee, in its sole discretion, based on the credited service the Eligible Executive would have accrued under the General Retirement Plan had the Eligible Executive participated in, and accrued credited service under, the General Retirement Plan during such period of time.

1.02 Monthly Base Salary. Monthly Base Salary for each such Eligible Executive shall be determined by the Committee, in its sole discretion, based on a notional monthly base salary for the period of time during which the Eligible Executive did not receive a cash base salary.

1.03 Affected Eligible Executives. The following Eligible Executives' special Supplemental Benefits shall be determined in accordance with this Section:

William Clay Ford, Jr.